United States
                Securities and Exchange Commission
                      Washington, D.C. 20549

                             Form 8-K

                          April 12, 1999
                          March 31, 1999
                (Date of Earliest Event Reported)

                         ----------------



                 INDUSTRIAL RUBBER PRODUCTS, INC.
      (Exact name of registrant as specified in its charter)


                            Minnesota
                         (State or other
                         jurisdiction of
                         incorporation or
                          organization)
                            333-46643
                         Commission file
                              number
                            41-1550505
                         (I.R.S. Employer
Identification No.)


     3804 13th Avenue East
     Hibbing, MN                                  55746
(Address of principal executive offices)     (Zip Code)

                          (218) 263-8831
       (Registrant's telephone number, including area code)

                          Not applicable
      (Former, name, former address and former fiscal year,
                  if changes since last report)

Item 2. Acquisition or Disposition of Assets.

     On March 31, 1999 Industrial Rubber (sometimes referred to as the "Company") acquired substantially all of the assets of the Irathane Systems Division ("Irathane Systems")of Illinois Tool Works, Inc. ("ITW"). Irathane Systems produces liquid urethanes, cast urethane moldings, and rubber and urethane linings for the mineral processing, aggregate, paper and electric power industries. The assets acquired included all of the machinery, equipment, tools, molds, vehicles, furniture, supplies, leasehold improvements, accounts receivable, inventories, and real estate of the division. They also included prepaid expenses, and intangible assets, including the Irathane trademark in the United States and Canada, trade secrets, intellectual property, customer lists, existing contracts, and similar assets. The real estate assets purchased include the Irathane System facilities in Colorado Springs, Colorado, and Sudbury, Ontario, Canada. The Company also assumed Irathane Systems obligations under its lease of a manufacturing facility in Hibbing, Minnesota.

     Industrial Rubber intends to use the assets acquired to continue the business conducted by Irathane Systems. In this regard, and as a requirement of the agreement, all of Irathane's current employees will be offered employment with Industrial Rubber at the time of closing.

     The purchase price of the assets was (subject to adjustments as described below) $8,000,000. $308,000 of this was paid by the assumption of liabilities, and the remaining $7,692,000 was paid in cash. The sources of the cash funds to make the acquisition were the remaining proceeds of Industrial Rubber Products, Inc.'s Initial Public Offering completed in April of 1998 and bank financing by U.S. Bank.

     The allocation of the purchase price to the assets will not be made until after the completion of the Industrial Rubber's post-closing due diligence. However, it is anticipated that accounts receivable will constitute approximately $1,300,000 of the assets purchased, inventory will constitute approximately $1,250,000 of the assets purchased and prepaid expenses will constitute approximately $50,000 of the assets purchased. The remaining balance of the purchase price will be allocated between physical assets and intangibles.

     In order to permit the closing of the transaction at the end of the first quarter of 1999, the parties agreed that the customary due diligence that would normally take place before closing in a transaction such as this, will take place after closing. The Purchase Agreement contains special provisions providing for adjustments to be made to the purchase price based upon the post closing due diligence as well as the more traditional adjustments arising at the time of closing as a result of accounting adjustments.

     As part of the closing, the Industrial Rubber entered into a Secrecy and Supply Agreement with ITW. Under the terms of the Agreement the Company has agreed to sell exclusively to ITW all of ITW's requirements of a truck suspension part currently being developed by Irathane Systems. In return, ITW has agreed to purchase these parts exclusively from the Company. The price to be charged is the Company's variable manufacturing cost plus 20%. If Industrial Rubber fails to perform its obligations under the Secrecy and Supply Agreement it is required to return certain confidential information to ITW and ITW is released from having to purchase its future requirements from the Company.

     Under the terms of the Purchase Agreement, ITW has agreed for a period of five years not to compete in the business of Irathane Systems as conducted at the time of closing. At closing the Company and ITW entered into a Non-Competition Agreement which further specified this obligation of ITW. Under the terms of both the Purchase Agreement and the Non-Competition Agreement, ITW is not prevented from acquiring a business a portion of whose activities would compete with the business of Irathane Systems if the competing portion of the business is less than ten percent of the annual turnover of the acquired business and if ITW gives Industrial Rubber the opportunity to acquire the competing business at ITW's cost.

     To finance a portion of the acquisition cost, as well as to provide a revolving credit line for ongoing cash flow requirements, Industrial Rubber entered into a Credit Agreement with U.S. Bank National Association on March 30, 1999. The Term Loan portion of the Credit Agreement provided a six month "bridge" term loan of $7,000,000. The Revolving Loan portion of the Credit Agreement provided a $2,000,000 line of credit tied to a borrowing base of eligible inventories and eligible receivables. The interest rate of the loans is Wall Street Journal prime for the Term Loan and LIBOR Pricing Rate plus 2.25% for the Revolving Loan. Both Wall Street Journal Prime and LIBOR Pricing Rate are defined in the Credit Agreement. The Credit Agreement is secured by a uniform commercial code security interest in substantially all the personal property of the Company but is not secured by the Company's real estate. At the time of closing the new financing, Industrial Rubber paid off its then existing credit line with Norwest Bank Minnesota North. The Credit Agreement contains numerous convents and agreements relating to the Company's financial condition including net worth, current ratio, and leverage ratio requirements. The Credit Agreement restricts the payment of dividends but permits the Company to continue its previously announced stock repurchase plan.


Item 7.   Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     It is impractical to provide the require financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than June 14, 1999.

     (b) Pro Forma Financial Information.

     It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than June 14, 1999.

               (c)  Exhibits

                    10(8) Purchase Agreement between Illinois Tool Works Inc. and Industrial Rubber Products, Inc. dated March 25,
          1999 (Filed as Exhibit 10(8) to Form 10-KSB dated March
          29, 1999 File No. 333-46643)

                    10(9) Secrecy Supply Agreement between Illinois Tool Works Inc. and Industrial Rubber Products, Inc. dated
          March 31, 1999

                    10(10) Non-Competition Agreement between Illinois Tool Works Inc. and Industrial Rubber Products, Inc. dated
          March 31, 1999.

                    10(11) Credit Agreement between Industrial Rubber Products, Inc. and U.S. Bank National Association dated
          March 31, 1999.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   INDUSTRIAL RUBBER PRODUCTS, INC.
                                   3804 13th Avenue East
                                   Hibbing, MN 55746
                                        (Registrant)


          Date:     April 12, 1999           /s John M. Kokotovich
                                            Chief Financial Officer